UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

KNOW LABS, INC.
(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KNOW LABS, INC.

619 Western Avenue, Suite 610

Seattle, WA 98104

206-903-1351

June 30, 2025

Dear Stockholders:

On behalf of the entire Board, thank you for your continued support and investment in Know Labs, Inc. (the “Company”). You are cordially invited to attend a special meeting of the Company’s stockholders (the “Special Meeting”), which will be held virtually at 1:30 P.M., Pacific Time, on Thursday, July 24, 2025, unless postponed or adjourned to a later date. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/KNW2025SM, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting.

At the Special Meeting, you and the other stockholders will be asked to vote upon the following:

1.	To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 7,500,000 to 750,000,000 (the “Authorized Common Stock Increase Proposal”);

2.

To approve (i) the issuance of shares of common stock representing more than 19.99% of common stock outstanding as of June 6, 2025 and (ii) the change of control resulting therefrom, upon the closing of a private placement pursuant to that certain Securities Purchase Agreement, dated June 6, 2025, by and between the Company and Goldeneye 1995 LLC, in accordance with NYSE American Rules 713(a)(ii) and 713(b) (the “Private Placement Proposal”);

3.

To approve an amendment to the Know Labs, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan by 48,950,000 shares (the “Amendment of Incentive Plan Proposal”);

4.

To approve the adjournment of the meeting in the event that the number of shares of common stock present or represented by proxy at the meeting and voting “FOR” the adoption of the foregoing proposals are insufficient to approve such proposals (the “Adjournment Proposal”).

After careful consideration, the Board has unanimously approved Proposal 1, Proposal 2, Proposal 3 and Proposal 4, and has determined that they are advisable, fair to and in the best interests of the Company. Accordingly, the Board unanimously recommends that stockholders vote “FOR” the proposals set forth in the accompanying proxy statement.

Stockholders of record as of the close of business on June 20, 2025, are entitled to receive notice of, to attend, and to vote at, the Special Meeting, or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Special Meeting, we request that you submit your vote via the Internet, telephone or mail. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy by telephone, via the Internet at the address listed on the proxy card, voting instruction card, or in the instructions that you received via email, or, by signing, dating and returning the proxy card, which requires no postage if mailed in the United States. We encourage stockholders to submit their proxy via the Internet or telephone.

This notice and the attached Proxy Statement and related materials will be first transmitted to stockholders on or about July 1, 2025.

By order of the Board of Directors,

/s/ Ronald P. Erickson
Ronald P. Erickson
Chairman and Chief Executive Officer

Seattle, Washington

June 30, 2025

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KNOW LABS, INC.

619 Western Avenue, Suite 610

Seattle, WA 98104

206-903-1351

Notice of the 2025 Special Meeting of Stockholders

Date:	Thursday, July 24, 2025
Time:	1:30 P.M. Pacific Time
Location:	www.virtualshareholdermeeting.com/KNW2025SM

Proposals:

1. To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 7,500,000 to 750,000,000 (the “Authorized Common Stock Increase Proposal”);

2. To approve (i) the issuance of shares of common stock representing more than 19.99% of common stock outstanding as of June 6, 2025 and (ii) the change of control resulting therefrom, upon the closing of a private placement pursuant to that certain Securities Purchase Agreement, dated June 6, 2025, by and between the Company and Goldeneye 1995 LLC, in accordance with NYSE American Rules 713(a)(ii) and 713(b) (the “Private Placement Proposal”);

3. To approve an amendment to the Know Labs, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan by 48,950,000 shares (the “Amendment of Incentive Plan Proposal”);

4. To approve the adjournment of the meeting in the event that the number of shares of common stock present or represented by proxy at the meeting and voting “FOR” the adoption of the foregoing proposals are insufficient to approve such proposals (the “Adjournment Proposal”).

Who Can Vote:	Stockholders of record at the close of business on June 20, 2025.

How You Can Vote:

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

The attached Proxy Statement and our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available on the Internet at www.virtualshareholdermeeting.com/KNW2025SM.  The Annual Report includes our audited consolidated financial statements for the fiscal year ended September 30, 2024.

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet or telephone or by mail by completing and returning the accompanying proxy card in the accompanying self-addressed envelope. Voting instructions are printed on the proxy card. You may revoke a proxy at any time before its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

By order of the Board of Directors,
/s/ Ronald P. Erickson
Ronald P. Erickson
Chairman and Chief Executive Officer

Seattle, WA

June 30, 2025

Your Vote Is Important. Whether You Own One Share or Many, Your Prompt Cooperation in Voting Your Proxy is Greatly Appreciated.

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KNOW LABS, INC.

PROXY STATEMENT

iv

PROXY STATEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS

OF

KNOW LABS, INC.

Our Board of Directors (the “Board”) has made this Proxy Statement and related materials available to you in connection with the Board’s solicitation of proxies for the Special Meeting of Stockholders to be held July 24, 2025 (the “Special Meeting”), and any adjournment of the Special Meeting. You are invited to attend the Special Meeting virtually to vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the internet.

We intend to distribute these proxy materials on or about July 1, 2025 to all stockholders of record entitled to vote at the Special Meeting.

This Proxy Statement and the accompanying proxy card or voting instruction card are also available at www.proxyvote.com and on our website at www.knowlabs.co/investors.

In this Proxy Statement, the terms the “Company,” “Know Labs,” “we,” “us,” and “our” refer to Know Labs, Inc. and our wholly owned subsidiary. The mailing address of our principal executive offices is 619 Western Avenue, Suite 610, Seattle, WA 98104.

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving Ronald P. Erickson, the Company’s Chief Executive Officer, the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, and custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

How to Attend the Virtual Special Meeting

You may attend the Special Meeting online only if you are a Know Labs’ stockholder who is entitled to vote at the Special Meeting, or if you hold a valid proxy for the Special Meeting. The Special Meeting will be a completely virtual meeting and is scheduled to be held on July 24, 2025 at 1:30 P.M. Pacific Time, via live webcast through the following link: www.virtualshareholdermeeting.com/KNW2025SM. You will need the 16-digit control number provided on your proxy card, voting instruction form, or in the instructions that you received via email. You may virtually attend the Special Meeting, vote, and submit a question during the Special Meeting by visiting www.virtualshareholdermeeting.com/KNW2025SM and using your 16-digit control number. If you are not a stockholder of record but hold shares as a beneficial owner in “street name”, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 1:30 P.M., Pacific Time. Online check-in will begin at 1:15 p.m. Pacific Time, and you should allow ample time for check-in procedures.

Reasons for Virtual Special Meeting

We believe that hosting a virtual meeting is in the best interest of the Company. A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. There will not be a physical meeting location and you will not be able to attend the meeting in person.

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Technical Difficulties

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any technical difficulties with the virtual meeting platform on the meeting date, please call the technical support number to be provided on the website portal used to access the virtual meeting.

Question and Answer Session

You will be able to participate in the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KNW2025SM. If you want to submit a question during the Special Meeting, log into www.virtualshareholdermeeting.com/KNW2025SM, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints.

Voting Information

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Special Meeting if you own shares of common stock of the Company as of the close of business on our record date of June 20, 2025 (the “Record Date”).

How many shares of Common Stock may vote at the Special Meeting?

As of the close of business on June 20, 2025, the Record Date for determination of stockholders entitled to vote at the Special Meeting, there were outstanding 7,497,948 shares of our common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. As of the Record Date, there were 7,569,299 shares of our common stock issuable upon the conversion of Series C and D Convertible Preferred Stock which are entitled to vote approximately 7,569,299 shares, of which 742,297 shares are entitled to vote at this Special Meeting, and 3,534,525 shares of our common stock issuable upon the conversion of Series H Convertible Preferred Stock which are entitled to vote approximately 3,534,525 shares, of which 1,354,890 shares are entitled to vote at this Special Meeting. Such shares issuable upon the conversion of Series C and D Convertible Preferred Stock which are entitled to vote are subject to the applicable blocker in effect on the record date (of 9.99%) and such shares issuable upon the conversion of Series H Convertible Preferred Stock which are entitled to vote are subject to the applicable blocker in effect on the record date (19.99%). See “Security Ownership of Certain Beneficial Owners and Management” for additional information on such blockers.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Equiniti Trust Company, LLC, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

If you are a “stockholder of record,” you can vote your proxy by mailing in the enclosed proxy card or by voting by phone or Internet by following the instructions on your proxy card as set forth below. Please refer to the specific instructions set forth in the proxy card made available with this Proxy Statement. If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

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Electronically at the Meeting

This Special Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Special Meeting by visiting the following website at the time of the Special Meeting: www.virtualshareholdermeeting.com/KNW2025SM. To participate in the Special Meeting, you will need the 16-digit control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Special Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting. However, even if you plan to attend the Special Meeting online, the Company recommends that you vote your shares as promptly as possible and in advance over the Internet (www.proxyvote.com) or telephone (1-800-690-6903) so that your vote will be counted if you later decide not to attend the Special Meeting.

By Proxy

If you do not wish to vote at the Special Meeting or will not be participating in the online meeting, you may vote by proxy. You can vote by proxy over the Internet (www.proxyvote.com) or telephone (1-800-690-6903) and by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern time, on July 23, 2025. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Special Meeting.

If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Special Meeting.

Revocability of Proxy

You may revoke your proxy by (1) following the instructions in the proxy materials and entering a new vote by mail, over the Internet or via telephone before the Special Meeting or (2) electronically attending the Special Meeting and voting (although attendance at the Special Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be sent to our Corporate Secretary at Know Labs, Inc., 619 Western Avenue, Suite 610, Seattle, WA 98104, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact them for instructions regarding how to change your vote, or you may vote at the Special Meeting by following the procedures described above.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the Authorized Common Stock Increase Proposal.

Proposal 2 —	FOR the Private Placement Proposal.

Proposal 3 —	FOR the Amendment of Incentive Plan Proposal.

Proposal 4 —	FOR the Adjournment Proposal.

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Quorum

The presence at the meeting, in person or by proxy, of the holders of one-third (33.33%) of the voting power of the shares of capital stock issued and outstanding and entitled to vote on the record date will constitute a quorum permitting the meeting to conduct its business.

Votes of stockholders of record who are present at the Special Meeting or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

What is a Broker Non-Vote?

If your shares are held in a fiduciary capacity (typically referred to as being held in “street name”), you must instruct the organization that holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your Shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.”

The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. Proposals 2 and 3 are generally not or may not be considered to be “routine” by the New York Stock Exchange and banks or brokers are not or may not be permitted to vote on these matter if the bank or broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for Proposal 2 and for Proposal 3. The Company believes Proposals 1 and 4 are likely to be considered “routine” items. Therefore, a bank or broker may be able to vote on these proposals even if it does not receive instructions from you, so long as it holds your shares in its name.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed / Impact of Broker Non-Votes
Proposal No. 1: Authorized Common Stock Increase Proposal	The affirmative vote of the holders of a majority of the voting power of the shares of capital stock entitled to vote on the proposal.	“FOR” “AGAINST” “ABSTAIN”	Against(3)	Yes (2) / N/A (as a routine matter there are no broker non-votes)

Proposal No. 2: The Private Placement Proposal	The affirmative vote of the holders of a majority of the voting power of the shares of capital stock present or represented by proxy and entitled to vote on the proposal.	“FOR” “AGAINST” “ABSTAIN”	None(4)	No (1) / None

Proposal No. 3: Amendment of Incentive Plan Proposal	The affirmative vote of the holders of a majority of the voting power of the shares of capital stock present or represented by proxy and entitled to vote on the proposal.	“FOR” “AGAINST” “ABSTAIN”	None(4)	No (1) / None

Proposal No. 4: Adjournment Proposal	The affirmative vote of the holders of a majority of the voting power of the shares of capital stock present or represented by proxy and entitled to vote on the proposal.	“FOR” “AGAINST” “ABSTAIN”	None(4)	Yes (2) / N/A (as a routine matter there are no broker non-votes)

(1)

As this proposal is generally not or may not be considered a routine matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal. Broker non-votes will not be counted as votes cast and, accordingly, will not have an effect on this proposal.

(2)

As this proposal is likely to be considered a routine matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, as such we do not expect to receive any “broker-non-votes”; however, if any “broker non-votes” are received they would have the same effect as votes against the proposal.

(3)	An “ABSTAIN” vote will have the effect of a vote “AGAINST” this proposal.
(4)	Although abstentions are considered present and entitled to vote on a matter, abstentions are not considered to be votes cast under Nevada law, and thus will have no impact on the outcome.

4

In connection with the Purchase Agreement (as defined below), on or prior to June 5, 2025, certain stockholders of the Company, the Company and the Buyer (as defined below) have entered into Support Agreements (as defined below), pursuant to which, among other things, each such stockholder has agreed, on the terms and subject to the conditions set forth therein, (i) to vote all of their respective voting shares in the Company, collectively constituting approximately 47% of the total voting power of the common stock, as of the date of the Record Date, in favor of each proposal in this Proxy Statement.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then your vote would be a broker non-vote and governed under the provisions described above under “What is a Broker Non-Vote?”.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

●	By sending a written notice of revocation to the Secretary of the Company that is received prior to the Special Meeting, stating that you revoke your proxy;

●	By signing a later-dated proxy card and submitting it so that it is received prior to the Special Meeting in accordance with the instructions included in the proxy card(s); or

●	By attending the Special Meeting and voting your shares in person.

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Who will count the votes?

Representatives from the Company will count the votes and serve as our Inspector of Election. The Inspector of Election will be present at the Special Meeting.

Who pays the cost of this proxy solicitation?

Proxies will be solicited by mail, and we will pay all expenses of preparing and soliciting such proxies. We have also arranged for reimbursement, at the rates suggested by brokerage houses, nominees, custodians and fiduciaries, for the forwarding of proxy materials to the beneficial owners of shares held of record.

Is this Proxy Statement the only way that proxies are being solicited?

No. We have also arranged for brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record. Our directors, officers and employees may also solicit proxies but such persons will not be specifically compensated for such services.

If you have any further questions about voting your shares or attending the Special Meeting, please call the Company’s Investor Relations department at (206) 903-1351.

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PROPOSAL 1

AUTHORIZED COMMON STOCK INCREASE PROPOSAL

Purposes of the Proposed Increase in Authorized Stock

On June 19, 2025, our Board approved an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 7,500,000 to 750,000,000 shares (the “Amendment”). Under the terms of our Articles of Incorporation, as amended, and Nevada law, the Amendment must be approved by the holders of a majority of the outstanding shares of capital stock entitled to vote thereon. A copy of the Amendment, which is in the form of a Certificate of Amendment to Articles of Incorporation, is attached to this Proxy Statement as Appendix A. The Amendment makes no other changes to our Articles of Incorporation.

The Amendment is intended to give the Company flexibility to issue common stock or securities convertible into common stock for general corporate purposes if an attractive opportunity to do so arises. The Company will be required to raise additional capital to execute its business plan, which will require us to issue additional shares of common stock or securities convertible into common stock, including under our existing at-the-market offering program, in public or private offerings, under convertible notes or other equity-linked securities. Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital in order to support its business objectives, and may lose important business opportunities, including to competitors, which could adversely affect the Company’s financial performance and growth. In the event the Amendment is not approved by the stockholders, the Company will not have enough authorized shares to issue the shares of common stock issuable to the Buyer (as defined below) in connection with the closing of the Private Placement (as defined below) and the Private Placement may be delayed or may not be consummated.

If the Company issues additional shares, the ownership interests of holders of our common stock will be diluted. Also, if the Company issues shares of preferred stock, the shares may have rights, preferences and privileges senior to those of its common stock.

Description of the Amendment

As of June 20, 2025, the record date, our current authorized capital stock of 12,500,000 consisted of 7,500,000 shares of common stock, of which 7,497,948 shares were outstanding, and 5,000,000 shares of blank check preferred stock of which 30,000 shares have been designated as our Series C Convertible Preferred Stock, 20,000 shares have been designated as our Series D Convertible Preferred Stock, and 30,000 shares have been designated as our Series H Convertible Preferred Stock, of which there were 17,858 shares of Series C Convertible Preferred Stock, 10,161 shares of Series D Convertible Preferred Stock, and 16,916 share of Series H Convertible Preferred Stock issued and outstanding. As of June 20, 2025, the following additional securities are outstanding: (i) 14,500 shares of our common stock shares are issuable upon the exercise of options outstanding as of June 20, 2025 under our 2021 Plan, (ii) 814,332 additional shares of our common stock that are reserved for issuance under the 2021 Plan, (iii) 2,973,134 shares of our common stock issuable upon the conversion of convertible debentures net of expected repayments, and (iv) 1,192,958 shares of our common stock issuable upon exercise of warrants outstanding. In addition, at the closing of the Private Placement, if approved by the stockholders at the Special Meeting, the Company is obligated to issue up to 357,814,925 shares of common stock to the Buyer and the number of shares of common stock equal to 2% of the Company’s post-Closing common stock to the Bankers (as defined below).

Under the terms of the Amendment, the total number of authorized shares of capital stock will be increased to 755,000,000. The number of shares of common stock authorized will be increased to 750,000,000. The number of shares of preferred stock will remain unchanged at 5,000,000. The newly authorized shares of common stock will be identical to previously authorized shares of common stock, and will entitle the holders thereto to the same rights and privileges as holders of the previously authorized shares.

Terms of the common stock

The terms of the common stock are as follows:

Dividends. The holders of our common stock will be entitled to dividends as may be declared from time to time by the Board from funds available therefor.

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Voting Rights. Each share of common stock entitles its holder to one vote on all matters to be voted on by the stockholders. Our Articles of Incorporation do not provide for cumulative voting.

Preemptive Rights. Holders of common stock do not have preemptive rights with respect to the issuance and sale by the Company of additional shares of common stock or other equity securities of the Company.

Liquidation Rights. Upon dissolution, liquidation or winding-up, the holders of shares of common stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of common stock.

Anti-takeover effects of the Increase in Authorized Shares

An increase in the number of authorized shares of common stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the proposed increase might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of our Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional shares of common stock would dilute the voting power of the common stock then outstanding. Our common stock could also be issued to purchasers who would support our Board in opposing a takeover bid which our Board determines not to be in our best interests.

The Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the proposed Certificate of Amendment to increase the number of authorized shares of common stock is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Interest of Certain Persons in Matters to Be Acted Upon

None of the Company’s officers or directors has an interest in the Amendment, except to the extent they are stockholders or holders of convertible debt, warrants, and options issued by the Company and the Amendment may result in increased liquidity of our common stock and the exercisability of such securities.

Dissenter’s Rights of Appraisal

The stockholders who dissent from the Amendment have no right to appraisal under the Nevada Revised Statutes, our Articles of Incorporation, or our bylaws.

Procedure for Implementing the Increase in Authorized Shares

The Amendment will become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.

Vote Required to Approve the Increase in Authorized Shares of Common Stock

The affirmative vote of the holders of a majority of our outstanding shares of capital stock entitled to vote thereon is required to amend our Articles of Incorporation to effect the increase in authorized common stock. Abstentions will have the same effect as votes against the Amendment. Because the Amendment is expected to be considered a “routine” matter for which brokers may vote in their discretion if beneficial owners of our stock do not provide voting instructions, we do not expect to receive any “broker-non-votes”; however, if any “broker non-votes” are received they would have the same effect as votes against the Amendment.

Pursuant to the Support Agreements, stockholders holding approximately 47% of the total voting power of the common stock, as of the Record Date, agreed to vote their shares in favor of Proposal 1.

Board Recommendation

The Board Recommends That Stockholders Vote

FOR

The Authorized Common Stock Increase Proposal

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PROPOSAL 2

THE PRIVATE PLACEMENT PROPOSAL

Background and Description of the Private Placement Proposal

On June 5, 2025, the Company entered into a Securities Purchase Agreement, dated as of the date thereof (the “Purchase Agreement”), with Goldeneye 1995 LLC, a Nevada limited liability company (the “Buyer”), whereby the Company has agreed to issue an amount of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the Buyer in a private placement (the “Private Placement”) equal to the Purchase Price (as defined below) divided by the per Share purchase price of $0.335. The aggregate purchase price for the Shares to be purchased by the Buyer at the closing of the Private Placement (the “Closing”) is an amount equal to: (i) 1,000 Bitcoin plus (ii) a cash amount of no less than $12 million and up to $15 million (the “Purchase Price”).

The Purchase Agreement provides that the value of the Bitcoin component of the Purchase Price is to be determined based upon the U.S. dollar equivalent of Bitcoin as of 12:01 a.m. UTC on the Signing Date, as quoted on any digital asset exchange or exchanges selected by the Investor in its sole discretion. Based on a Bitcoin value of approximately $105,000 as of 12:01 a.m. UTC on the Signing Date and after accounting for the cash component of the Purchase Price, the Investor would be expected to acquire between approximately 350 million and 357 million Shares.

The Board unanimously adopted and approved the Purchase Agreement and the transactions contemplated thereby, and, subject to the terms and conditions of the Purchase Agreement, resolved to recommend that the Company’s stockholders approve the Company Stockholder Matters (as defined below)

The Purchase Agreement includes customary representations, warranties and covenants of the Company and the Buyer. Subject to certain exceptions, the Company has agreed, among other things, to covenants relating to the conduct of its business during the interim period between the execution of the Purchase Agreement and Closing. In addition, subject to certain exceptions, the Company has agreed to covenants relating to the submission of the proxy statement to the Company’s stockholders at a meeting thereof for approval of (i) the issuance of the Common Shares, and the change of control of the Company resulting therefrom and(ii) an amendment to the Company’s certificate of incorporation (the “Company Charter”) to (x) increase the number of authorized shares of Common Stock, and (y) make such other changes as are mutually agreeable to Buyer and the Company (the “Company Charter Amendment”) (the “Company Stockholder Matters”, such meeting, the “Company Stockholder Meeting”).

The Company is also subject to customary “no-shop” restrictions on the Company’s ability to solicit alternative acquisition proposals, to furnish information to, and participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals.

The Closing is subject to the satisfaction or, to the extent permitted by law, the waiver of certain conditions including, among other things, (i) the Company’s stockholders shall have approved the Company Stockholder Matters, (ii) the Company shall have filed the amendment to the Company Charter, (ii) the Company’s current holders of shares of Series C Convertible Preferred Stock par value $0.001 per share (the “Series C Preferred Stock”) and Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) shall have converted all shares of Series C Preferred Stock and Series D Preferred Stock into the Common Stock, (iii) the termination of certain Company contracts, (iv) the termination of certain liens of the Company, (v) the repayment of the Closing Indebtedness (as defined in the Purchase Agreement), (vi) no law or order preventing the Private Placement and the other transactions contemplated by the Purchase Agreement, (vii) the Common stock shall have been designated for quotation or listed on the New York Stock Exchange American LLC (the “Principal Market”) and shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market, (viii) the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Stock, (ix) the Company shall have amend certain employment agreements, (x) the consent and waiver of rights from Lind Global Fund II LP shall remain in full force and effect, (xi) the terms of the lease shall be amended in accordance with the Purchase Agreement and (xi) other customary closing conditions.

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The Purchase Agreement also includes customary termination rights for the Company and the Buyer. The Company and the Buyer may agree to terminate the Purchase Agreement by mutual written consent. Either the Company or the Buyer may terminate the Purchase Agreement if (i) the Closing has not occurred on or before October 3, 2025, (ii) a court of competent jurisdiction or other governmental body shall have issued a final and non-appealable order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Purchase Agreement, (iii) the required approvals by the Company’s stockholders are not obtained at the Company’s stockholder meeting, (iv) the other party breaches any representation, warranty or covenant that results in the failure of the related closing condition to be satisfied, subject to a cure period in certain circumstances. The Buyer may terminate the Purchase Agreement if the Common Stock has been suspended by the SEC or the Principal Market from trading on the Principal Market.

Voting and Support Agreement

In connection with the Purchase Agreement, on or prior to June 5, 2025, certain stockholders of the Company, the Company and the Buyer have entered into Voting and Support Agreements (the “Support Agreements”), pursuant to which, among other things, each such stockholder has agreed, on the terms and subject to the conditions set forth therein, to vote all of their respective voting shares in the Company, collectively constituting approximately 47% of the total voting power of the Common Stock as of the Record Date, (a) in favor of (i) the approval of the Purchase Agreement and other transactions contemplated by the Purchase Agreement and (ii) certain other matters in connection with the transactions as contemplated thereby and (b) against (i) any proposal, action or contract that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of such stockholder contained in the Support Agreement or the Company contained in the Purchase Agreement or that would reasonably be expected to result in any condition set forth in the Purchase Agreement not being satisfied or not being fulfilled prior to the End Date (as defined in the Purchase Agreement), (ii) any proposal, action or contract that would impede, interfere with, delay or postpone the transactions contemplated by the Purchase Agreement or the Support Agreement, (iii) any proposal, action or contract that would change the present capitalization of the Company in a manner not permitted by the Purchase Agreement and (iv) any Acquisition Proposal.

Additionally, the stockholders agreed to not transfer their capital stock of the Company without the prior written consent of the Buyer, subject to limited exceptions, which includes, (i) if such stockholder is a natural person, any person by will or the laws of intestacy, (ii) if such stockholder is a natural person, a family member of such a stockholder, (iii) any trust, the beneficiaries of which only include such Stockholder and his or her family members, (iv) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto and (v) if such stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement.

Registration Rights Agreement

In connection with the Private Placement, the Company has agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchaser and certain financial advisors (the “Bankers”). The Registration Rights Agreement requires the Company to register the Shares and the Fee Shares (as defined below) for resale by the Purchaser and the Bankers, respectively, on a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (the “Securities Act”) within thirty (30) days of the Closing (the “Filing Date’) and have such registration statement declared or deemed effective by the SEC on or prior to the earlier of (i) the sixtieth (60th) calendar day after the Filing Date if the SEC reviews the Form S-1 or (ii) the thirtieth (30th) calendar day after the Filing Date if the SEC does not review the Form S-1. The Company is obligated to use its best efforts to keep the Form S-1 effective until the date that all of the Shares and Fee Shares covered by such Form S-1 have been sold thereunder or in accordance with Rule 144. The Company has also agreed to bear all of the expenses incurred in connection with the registration of the Shares and Fee Shares.

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In connection with the Private Placement, the Bankers acted as financial advisors to the Buyer and are entitled to receive a transaction fee in connection with the Closing. The Buyer has agreed to pay such fee by issuing to the Bankers at Closing an aggregate amount of shares of common stock equal to 2% of the Company’s post-Closing common stock (the “Fee Shares”).

Reasons for the Private Placement

In approving the Private Placement, the Board considered various factors, including:

●

The immediate and longer-term benefit to the Company’s financial condition of receiving an aggregate of $116.9-$119.9 million in gross proceeds from the Private Placement, in light of the Company’s current cash position and liquidity needs.

●

The likelihood of securing alternative sources of capital, of a potential public or private sale of common stock, warrants, or convertible or nonconvertible debt securities and the likely price and other terms and conditions of such sales, which revealed a low likelihood of consummation of any alternatives, as well as a significant cost of any such financing, assuming it could be obtained, to the Company which the Board determined was substantially less favorable to the Company than pursuing the Private Placement.

●

The significant likelihood that, without the consummation of the Private Placement, the Company would pursue a liquidation and dissolution, which would likely result in stockholders receiving no or little value in respect of their shares of Common Stock after payment of the Company’s outstanding liabilities and obligations.

●	The recent performance of the Company’s stock on the NYSE American, and the capital markets as a whole.

●

The terms and conditions of the Purchase Agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form and governance of the Company post-closing and the termination rights of the parties, taken as a whole, which the Board determined were more favorable to the Company and its stockholders than those terms and conditions which could have been negotiated with or offered by other potential strategic partners and/or investors.

●

Potential risks associated with alternatives to the Private Placement, including the potential impact on the price of our Common Stock and ability to generate sufficient capital to support our ongoing operations.

In light of the foregoing, the Company determined that the Private Placement was in the best interests of the Company.

Reasons for this Proposal

Our Common Stock is listed on The NYSE American LLC and trades under the ticker symbol “KNW.” NYSE American Listing Rule 713(a)(ii) requires us to obtain stockholder approval prior to the issuance of our Common Stock (or securities convertible into or exercisable for our Common Stock) equal to 20% or more of the Company’s presently outstanding common stock, at a price less than the Minimum Price. In addition, Section 713(b) of the NYSE American Company Guide requires stockholder approval of a transaction involving the issuance or potential issuance of shares that will result in a change of control of the Company.

Immediately prior to the execution of the Purchase Agreement on June 5, 2025 we had 7,497,948 shares of Common Stock issued and outstanding. Therefore, the issuance of up to 357,814,925 shares of our Common Stock will constitute greater than 20% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement and a change of control of the Company, for which we must first obtain stockholder approval.

We are seeking stockholder approval under the NYSE American LLC Listing Rules for the sale and issuance by us of our Common Stock (or securities exercisable for our Common Stock) in excess of 1,489,590 shares, which is 20% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement and which results in a change in control of the Company.

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Following the closing of the Private Placement, the Buyer will become our majority stockholder, owning approximately 91.7% of our common stock on a fully diluted basis (based on 7,497,948 shares outstanding as of June 20, 2025 and 357,814,925 shares issued pursuant to the Private Placement), and, pursuant to the Purchase Agreement. As a result, following the closing of the Private Placement, we would be treated as a “controlled company” under the rules of the NYSE American LLC. As a controlled company, we would not be required to have a majority independent Board and our compensation committee and nominating and corporate governance committee would no longer be required to be composed solely of independent directors.

Potential Consequences if the Private Placement Proposal is Not Approved

The failure of our stockholders to approve the Private Placement Proposal will mean that there is a high likelihood that we will be unable to sustain operations. The failure of our stockholders to approve this Private Placement Proposal will impair the Company’s ability to continue its operations. As a result, we will likely have to cease operations entirely. We do not have enough available cash to continue which will likely require us to curtail or cease operations and seek protection by filing a voluntary petition for relief under the United States Bankruptcy Code.

Potential Adverse Effects of the Approval of this Proposal

If this proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of our Common Stock in the Private Placement.

Further Information

The terms of the Purchase Agreement and corresponding transaction documents are only briefly summarized above. For further information, please refer to the forms of the Purchase Agreement and corresponding transaction documents, which were filed with the SEC as exhibits to our Current Report on Form 8-K, filed with the SEC on June 6, 2025, and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

This proposal requires the affirmative vote of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the Special Meeting and entitled to vote on this matter. Abstentions and broker non-votes will have no effect on the vote.

Pursuant to the Support Agreements, stockholders holding approximately 47% of the total voting power of the common stock, as of the Record Date, agreed to vote their shares in favor of Proposal 2.

Board Recommendation

The Board Recommends That Stockholders Vote

FOR

The Private Placement Proposal

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PROPOSAL 3

AMENDMENT OF INCENTIVE PLAN PROPOSAL

The Company is asking the shareholders to approve an amendment to the Know Labs, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), the material terms of which are more fully described below. The Board approved the amendment to the 2021 Plan (the “Amendment”) on June 28, 2025, subject to shareholder approval solicited by this Proxy Statement as required by Section 312.03(a) of the NYSE Listed Company Manual.

On August 12, 2021, the Board approved and adopted the 2021 Plan and on October 15, 2021, the 2021 Plan was approved by our stockholders. On September 11, 2024, the Board approved an amendment to the 2021 Plan, which was subsequently approved by our stockholders on October 25, 2024, to increase the total number of shares of our common stock available for issuance under the 2021 Plan (the “Plan Share Reserve”) by 1,000,000 shares (after taking into account the Reverse Stock Split described below).  Including shares added to the Plan Share Reserve as a result of annual automatic increases under the 2021 Plan’s “evergreen” provision described below and shares reserved under our 2011 Stock Incentive Plan, as amended (the “2011 Plan”) that have not been issued, as of the date of this proxy statement, 1,050,000 shares of our common stock (after taking into account the Reverse Stock Split) are available for new awards under the 2021 Plan.

On February 18, 2025, the Company announced a one-for-40 reverse stock split of the authorized and issued and outstanding shares of our common stock (the “Reverse Stock Split”), which became effective on February 19, 2025. As a result of the Reverse Stock Split, the number of shares to be awarded under the Plan and the number of additional shares available pursuant to the “evergreen” provisions were adjusted. Pursuant to the 2021 Plan’s evergreen provision, the Plan Share Reserve increased by 50,000 shares on January 1, 2025, as adjusted for the Reverse Stock Split.

The Amendment increases the Plan Share Reserve by 48,950,000 shares to a total of 50,000,000 shares of our common stock. The Board believes this increase is necessary for the Company and its affiliates to attract and retain employees, directors, consultants and independent contractors who serve and will in the future serve the Company and its affiliates by offering them the opportunity to acquire or increase their proprietary interest in the Company and to promote the identification of their interests with those of our shareholders. The Plan Share Reserve will continue to be subject to an automatic increase pursuant to the 2021 Plan’s evergreen provision. Under the Amendment, all of the 50,000,000 shares of our common stock available under the Plan Share Reserve, as well as future shares added to the Plan Share Reserve under the Plan’s evergreen provision, will be available for grants as “incentive stock options” (or “ISOs”) that qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Additionally, in accordance with the pre-Amendment provisions of the 2021 Plan, the Plan Share Reserve includes up to 189,820 shares of our common stock for (i) any shares that, as of the date that stockholders first approved the 2021 Plan, had been reserved but not issued pursuant to any awards granted under the 2011 Plan, and (ii) any shares subject to options or awards granted under the 2011 Plan that, after the date that stockholders first approved the 2021 Plan, expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Company.

Except for the increase in the Plan Share Reserve pursuant to the Amendment, the terms of the 2021 Plan will remain the same.

PLAN SUMMARY

The following is a summary of the principal features of the 2021 Plan. The summary, however, is not a complete description of all the provisions of the 2021 Plan. The full text of the Amendment is attached to this Proxy Statement as Appendix B. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Company’s Corporate Secretary, c/o Know Labs, Inc., 619 Western Avenue, Suite 610, Seattle, Washington 98104.  A copy of the Plan is also filed as Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on October 25, 2024.

Awards that may be granted under the 2021 Plan include: (a) incentive stock options (ISOs), (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted stock awards, and (e) other stock-based awards and cash-based awards. Each of the permissible types of awards under the 2021 Plan are described in more detail below. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the 2021 Plan.

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Purpose

The purposes of the 2021 Plan are to attract and retain officers, employees, directors and other service providers for our Company and our subsidiaries; motivate them by means of appropriate incentives to achieve long-range goals; provide incentive compensation opportunities; and further align their interests with those of our stockholders through compensation that is based on our common stock.

Eligibility

All employees, officers, non-employee directors, agents, advisors, consultants and independent contractors of the Company and its related companies (“Eligible Persons”) are eligible to receive grants of awards under the 2021 Plan. As of June 20, 2025, approximately 24 persons were eligible to participate in the 2021 Plan, including 3 current and former employees, 0 officers, 3 executive officers (who are not included in the number of officers), 1 current and former non-employee directors, 17 consultants and independent contractors of the Company.

Administration

The 2021 Plan is administered by the compensation committee of our Board (which we refer to as the plan administrator). Among other things, the plan administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The plan administrator has authority to establish, amend and rescind rules and regulations relating to the 2021 Plan.

Shares Available Under the 2021 Plan

As of the date of this proxy statement, 1,050,000 shares of our common stock are available under the Plan Share Reserve for grants of awards under the 2021 Plan. In addition, the Plan Share Reserve includes up to 189,820 shares of our common stock for (i) any shares that, as of the date that stockholders first approved the 2021 Plan, had been reserved but not issued pursuant to any awards granted under the 2011 Plan, and (ii) any shares subject to options or awards granted under the 2011 Plan that, after the date that stockholders first approved the 2021 Plan, expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Company.

The Plan Share Reserve is subject to increase each January 1 pursuant to the 2021 Plan’s evergreen provision discussed below. Shares subject to an award under the 2021 Plan for which the award is canceled, forfeited or expires are added back to the Plan Share Reserve and again become available for grants of awards under the 2021 Plan. Shares subject to an award that is settled in cash will not be added back to the Plan Share Reserve and will not be available for grants of awards under the 2021 Plan.

Automatic Share Reserve Increase

Pursuant to the 2021 Plan’s evergreen provision, the number of shares available for issuance under the 2021 Plan will be increased on the first day of each calendar year beginning as of January 1, 2022 and ending on and including January 1, 2030 in an amount equal to the least of (i) 50,000 shares of our common stock, (ii) four percent (4%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of our common stock determined by our Board; provided, that such determination under clause (iii) will be made no later than the last day of the immediately preceding fiscal year. Pursuant to the 2021 Plan’s evergreen provision, 50,000 shares of our common stock were added to the Plan Share Reserve on January 1, 2025.

Stock Options

Stock options give the option holder the right to acquire from us a designated number of shares of common stock at a purchase price that is fixed upon the grant of the option. The exercise price will not be less than the market price of the common stock on the date of grant. Stock options granted may be either incentive stock options (or ISOs) that qualify for special tax treatment under Section 422 of the Code or non-qualified stock options.

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General. Subject to the provisions of the 2021 Plan, the plan administrator has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the plan administrator may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the plan administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the plan administrator, by actual or constructive delivery of shares of common stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the plan administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the plan administrator and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an ISO is an option that is intended to qualify under Section 422 of the Code for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an ISO will be a non-qualified stock option. ISOs may only be granted to employees of the Company and its subsidiaries while non-qualified stock options may be granted to any Eligible Person. To qualify as an ISO, the exercise price may not be less than the fair market value of a share of our common stock on the grant date and the term of the option may not exceed ten years. However, in the case of an ISO granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company (sometimes referred to as a “10% owner”), the exercise price must not be less than 110% of the fair market value of a share of common stock on the date the ISO is granted and the term of the option may not exceed five years. In addition, an ISO may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. Further, no ISOs may be granted to a holder that is first exercisable in a single year if that option, together with all ISOs previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate fair market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights

Stock appreciation rights, or SARs, which may be granted alone or in tandem with options, have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. The exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the 2021 Plan, holders of SARs may receive this payment — the appreciation value — either in cash or shares of our common stock valued at the fair market value on the date of exercise. The form of payment will be determined by the plan administrator.

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Stock Awards

The 2021 Plan authorizes the plan administrator to grant stock awards and restricted stock awards. Stock awards are grants of shares of our common stock that have no vesting or other restrictions on transfer. Restricted stock awards can take the form of awards of restricted stock, which represent issued and outstanding shares of our common stock subject to vesting criteria, or restricted stock units, which represent the right to receive shares of our common stock, subject to satisfaction of vesting criteria established by the plan administrator. Vesting criteria may include requirements for continuous service and/or the achievement of specified performance goals. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

Other Stock-Based Awards and Cash-Based Awards

The 2021 Plan authorizes the plan administrator to grant other stock-based awards and cash-based awards. These awards may be in the form of cash or shares of common stock or a combination, based on the attainment of pre-established performance goals and other conditions, restrictions and contingencies identified by the plan administrator.

Performance Criteria

Under the 2021 Plan, one or more performance criteria may be used by the plan administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of our company, as the plan administrator may deem appropriate, or as compared to the performance of a group of comparable companies or published or special index that the plan administrator deems appropriate. In determining the actual size of an individual performance compensation award, the plan administrator may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate.

Other Material Provisions

Awards will be evidenced by a written agreement, in such form as may be approved by the plan administrator. In the event of various changes to the capitalization of our Company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the plan administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The plan administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our Company, including acceleration of vesting. Except as otherwise determined by the plan administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, the Company is permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our Board also has the authority, at any time, to discontinue the granting of awards. The Board also has the authority to alter or amend the 2021 Plan or any outstanding award or may terminate the 2021 Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the 2021 Plan, change the persons eligible for awards under the 2021 Plan, extend the time within which awards may be made, or amend the provisions of the 2021 Plan related to amendments. No amendment that would materially adversely affect any outstanding award made under the 2021 Plan can be made without the consent of the holder of such award.

Dividends and Dividend Equivalents

The terms of an award may, at the plan administrator’s discretion, provide a participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of common stock covered by the award. Such payments may either be made currently or credited to any account established for the participant, and may be settled in cash or shares of our common stock. Unless otherwise provided by the plan administrator or in the instrument evidencing the award or in a written employment, services or other agreement, no award, other than a stock award or restricted stock award, shall entitle the participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the 2021 Plan of the shares that are the subject of such award.

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Capital Adjustments

If the outstanding common stock of the Company changes as a result of a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, statutory share exchange, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure, the plan administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the 2021 Plan; (ii) the maximum number and kind of securities issuable as ISOs; and (iii) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

Change in Control

In the event of a “change in control” of the Company, as defined in the 2021 Plan, if and to the extent that an outstanding award is not converted, assumed, substituted for or replaced by the successor company, then effective immediately prior to the change of control, any such award held by a participant whose employment or service has not terminated prior to such change of control shall become vested and exercisable or payable, and applicable restrictions or forfeiture provisions shall lapse, with respect to 100% of the unvested portion of such award. If and to the extent not exercised at or prior to consummation of the change of control, awards will terminate upon effectiveness of the change of control.

If and to the extent the successor company converts, assumes, substitutes for or replaces an outstanding award, the vesting and/or exercisability restrictions and/or forfeiture or repurchase provisions applicable to such award shall not be accelerated or lapse, and all such vesting and/or exercisability restrictions and/or forfeiture or repurchase provisions shall continue with respect to any shares of the successor company or other consideration that may be received with respect to such award.

However, the plan administrator may instead provide in the event of a change of control that a participant’s outstanding awards will terminate upon or immediately prior to such change of control and that each such participant will receive, in exchange, a cash payment equal to the amount (if any) by which (i) the acquisition price multiplied by the number of shares of common stock subject to such outstanding awards (either to the extent then vested and exercisable, or subject to restrictions and/or forfeiture provisions, or whether or not then vested and exercisable, or subject to restrictions and/or forfeiture provisions, as determined by the plan administrator) exceeds (ii) if applicable, the respective aggregate exercise, grant or purchase price payable with respect to shares of common stock subject to such awards.

Withholding

The Company is generally required to withhold tax on the amount of income recognized by a participant with respect to the granting, vesting, or exercise of an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the award, by (a) tender of a cash payment to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the participant (c) withholding of shares of common stock otherwise issuable having a fair market value equal to the tax withholding obligation, or (d) delivery to the Company by the participant of unencumbered shares of our common stock. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate. Notwithstanding any other provision of the 2021 Plan to the contrary, the Company shall not be required to issue any shares of common stock or otherwise settle an award under the 2021 Plan until such tax withholding obligations and other obligations are satisfied.

Termination and Amendment

The Board may amend, suspend, or terminate the 2021 Plan at any time. However, after the 2021 Plan has been approved by the stockholders of the Company, the Board may not amend or terminate the 2021 Plan without the approval of (a) the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected participant if such amendment or termination would materially adversely affect such participant’s rights or obligations under any awards granted prior to the date of the amendment or termination.

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Term of the 2021 Plan

Unless sooner terminated by the Board, the 2021 Plan will terminate on August 12, 2031. Once the 2021 Plan is terminated, no further awards may be granted or awarded under the 2021 Plan. Termination of the 2021 Plan will not affect the validity of any awards outstanding on the date of termination.

Clawback Policy

In 2023, the Board adopted a Compensation Recovery Policy (the “Recovery Policy”), in accordance with the requirements of The New York Stock Exchange Listed Company Manual and the rules of the SEC implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Recovery Policy requires the Company to recoup certain cash and equity incentive compensation paid to or deferred by executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws.

Summary of Certain Federal Income Tax Consequences

The following is a brief summary of the effect of U.S. federal income taxation upon the participants and the Company with respect to awards under the 2021 Plan. This summary does not purport to be complete and does not address the federal income tax consequences to taxpayers with special tax status. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside, and does not discuss estate, gift or other tax consequences other than income tax consequences. The Company advises each participant to consult his or her own tax advisor regarding the tax consequences of participation in the 2021 Plan and for reference to applicable provisions of the Code. This summary is based upon current federal income tax rules and therefore is subject to change when those rules change.

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an ISO (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two (2) years after the date of grant and for one (1) year after the date of exercise (the ”holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below. For the exercise of an ISO to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three (3) months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the Option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.

Non-Qualified Stock Options. The grant of a non-qualified option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified stock option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified stock option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.

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Stock Awards and Restricted Stock Awards. Generally, the recipient of a share award will recognize ordinary compensation income at the time the shares are received equal to the excess, if any, of the fair market value of the share received over any amount paid by the recipient in exchange for the shares. If, however, the shares are not vested when they are received under the 2021 Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the shares), the recipient generally will not recognize income until the shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares on the date it becomes vested over any amount paid by the recipient in exchange for the shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the share award, to recognize ordinary compensation income, as of the date the recipient receives the share award, equal to the excess, if any, of the fair market value of the shares on the date the share award is granted over any amount paid by the recipient in exchange for the shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as share awards will be the amount paid for such shares plus any ordinary income recognized either when the shares are received or when the shares become vested. Upon the disposition of any shares received as a share award under the 2021 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units. A grantee will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the grantee will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Other Stock-Based awards, and Cash-Based awards. The tax treatment with respect to other stock-based awards and cash-based awards will depend on the structure of such awards.

Withholding. The Company may deduct from any payment to be made pursuant to the 2021 Plan, or require before the issuance or delivery of shares of common stock or the payment of any cash hereunder, payment by the participant of, any federal, state, or local taxes required by law to be withheld. Upon the vesting of restricted stock (or other award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any participant may be satisfied, subject to the consent of the plan administrator, by reducing the number of shares of common stock deliverable or by delivering shares of common stock already owned. Furthermore, at the discretion of the plan administrator, any additional tax obligations of a participant with respect to an Award may be satisfied by further reducing the number of shares of common stock, deliverable with respect to such Award, to the extent that such reductions do not result in any adverse accounting implications to the Company, as determined by the plan administrator. Any fraction of a share of common stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the participant.

Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the 2021 Plan, the plan administrator has plenary authority and discretion to determine the vesting schedule of awards. Any Award under which vesting is accelerated by a change in control of the Company, would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The plan administrator intends to consider the potential impact of Section 162(m) on grants made under the 2021 Plan, but reserves the right to approve grants of awards that exceeds the deduction limit of Section 162(m).

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Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the new rules with respect to an Award could result in significant adverse tax results to the Award recipient including immediate taxation upon vesting, an additional income tax of 20 percent of the amount of income so recognized, plus a special interest payment. The 2021 Plan is intended to comply with Section 409A of the Code to the extent applicable, and the plan administrator will administer and interpret the 2021 Plan and awards accordingly.

ERISA. The 2021 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

New and Existing Plan Benefits

The following table sets forth grants of stock grants approved by the Board on June 4, 2025 that are contingent upon shareholder approval of this Proposal (the “Contingent Awards”). The Contingent Awards were approved by the Compensation Committee of the Board and the Board as a consequence of the merits of the service of the recipients. In addition to their long-term service to the Company, the individual recipients had previously voluntarily cancelled all of their historic stock option grants and foregone stock grants to make equity capital and share issuances available to support the Company’s continued operation.

Name and Position	Number of Units(1)(2)
Ronald P. Erickson, Chief Executive Officer	335,000
Peter J. Conley, Chief Financial Officer	107,500
All current executive officers as a group	442,500
All current directors who are not executive officers as a group	-
All employees, including all current officers who are not executive officers, as a group	162,500

(1)

Awards granted under the 2021 Plan to our non-employee directors pursuant to our non-employee director compensation program, executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2021 Plan. Accordingly, except as noted above, the benefits or amounts that will be received by or allocated to our non-employee directors, executive officers and other employees under the 2021 Plan in the future are not determinable. On June 4, 2025, the Board approved the grant of stock grants under the 2021 Plan to certain of our current executive officers and employees, contingent upon stockholder approval of this Proposal. The number of units in the table above is the number of shares of common stock subject to each option that is contingent upon stockholder approval of this Proposal.

(2)

Each stock grant was granted with an exercise price per share of $0.50. The actual value realized upon exercise of a stock grant will depend on the excess, if any, of the stock price over the exercise price on the date of exercise.

Since the adoption of 2021 Plan through June 20, 2025, we have granted the following stock options under the 2021 Plan to the individuals and groups listed below. In all cases, the securities underlying such stock options were shares of Common Stock. These share numbers do not take into account the effect of awards that have been cancelled or forfeited. As of the date hereof, we have granted only stock options and no other type of award under the 2021 Plan.

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Name and Position	Number of Shares Subject to Stock Options (1)
Named Executive Officers	-
Ronald P. Erickson, Chief Executive Officer	-
Peter J. Conley, Chief Financial Officer	-
All current executive officers, as a group	-
All current directors who are not executive officers, as a group (2)	2,500
Associates of any of such directors, executive officers or nominees	-
Each other person who received or is to receive five percent of such options	12,500
All employees who are not executive officers, as a group	-

(1)

Number of shares of Common Stock underlying stock options reflects the 1-for-40 reverse stock split of our authorized and issued and outstanding Common Stock, which became effective on February 19, 2025.

(2)	Includes common stock underlying stock options for William A. Owens, Jon Pepper, Ichiro Takesako, John Cronin and Larry K. Ellingson.

Accounting Treatment

The Company accounts for options using guidance from FASB ASC Topic 718, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.

Vote Required

The vote required to approve Proposal 3 is a majority of the voting power of the shares of capital stock present or represented by proxy and entitled to vote on this proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have the same effect as a vote “against” Proposal 3. Broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

Your Board Recommends That Stockholders Vote FOR The Amendment of Incentive Plan Proposal

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PROPOSAL 4

ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

Our Board of Directors believes that, if the number of affirmative votes received from the holders of our common stock are insufficient to approve any of the other Proposals being considered at the Special Meeting, it is in the best interests of the Company to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve the Proposals.

In this Proposal 4, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the other applicable Proposals.

If there is not a quorum present, the Chair of the Special Meeting, or a majority in voting power of the shares present in person or represented by proxy and entitled to vote, have the power to adjourn the Special Meeting from time to time until a quorum is present. The Adjournment Proposal will only be presented if there is a quorum and there are not enough votes at the time of the Special Meeting to approve all of the other proposals described herein.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon have voted against any of Proposal 1 and/or Proposal 2 and/or Proposal 3 or abstained from voting on such proposals, we could adjourn the Special Meeting without a vote on such Proposals and use the additional time to solicit the holders of those shares to change their vote in favor of such Proposals.

Vote Required

If a quorum is present, the affirmative vote of a majority of the voting power of the shares of capital stock present or represented by proxy and entitled to vote on the proposal will be required to approve the adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of Proposal 1, Proposal 2 and/or Proposal 3. Abstentions and broker non-votes will have no effect on this proposal.

Pursuant to the Support Agreements, stockholders holding approximately 47% of the total voting power of the common stock, as of the Record Date, agreed to vote their shares in favor of Proposal 4.

Board Recommendation

Your Board Recommends That Stockholders Vote

FOR

The Adjournment Proposal

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 20, 2025, for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, 619 Western Avenue, Suite 610, Seattle, WA 98104.

	Shares Beneficially Owned (1) (2)
Name of Beneficial Owner	Amount	Percentage
Directors and Officers-
Ronald P. Erickson (3)	3,769,094	33.9%
Peter J. Conley (4)	50,250	-
William A. Owens (5)	49,692	-
Jon Pepper (6)	38,850	-
Ichiro Takesako (7)	29,875	-
John Cronin (8)	27,904	-
Larry K. Ellingson (9)	25,404	-
All executive officers and directors (7 persons)	3,991,069	35.8%

* Less than 1%

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(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of June 20, 2025 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

(2)	Based on 7,497,297 shares of common stock issued and outstanding as of June 20, 2025.

(3)

Consists of (i) 137,202 shares of shares of our common stock beneficially owned by Ronald P. Erickson or entities controlled by Mr. Erickson, (ii) 97,367 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days, and (iii) 3,534,525 shares of our common stock issuable upon the conversion of Series H Convertible Preferred Stock that are convertible within 60 days.

(4)	Consists of (i) 50,250 shares of our common stock held directly by Peter Conley or entities controlled by Mr. Conley.

(5)	Consists of (i) 48,692 shares of our common stock held directly by William A Owens and (ii) 1,000 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days.

(6)	Consists of (i) 37,850 shares of our common stock held directly by Jon Pepper and (ii) 1,000 shares of our common stock issuable upon the exercise of warrants exercisable within 60 days.

(7)	Consists of (i) 28,875 shares of our common stock held directly by Ichiro Takesako and (ii) 1,000 shares of our common stock issuable upon the exercise of warrants exercisable within 60 days.

(8)	Consists of (i) 25,404 shares of our common stock held directly by John Cronin and (ii) 2,500 shares of our common stock issuable upon the exercise of options exercisable within 60 days.

(9)	Consists of (i) 25,404 shares of our common stock held directly by Larry K. Ellingson.

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	Shares Beneficially Owned
	Amount	Percentage
Greater Than 5% Ownership

Clayton A. Struve (1)	11,751,664	61.1%
	Blocker at 9.99%

Todd Baszucki (2)	585,000	7.8%

Ronald P. Erickson (3)	3,769,094	33.9%
	Blocker at 19.99%

Lind Global Fund II LP (4)	2,751,333	27.1%
	Blocker at 4.99%

(1)

Consists of (i) 18,000 shares of our common stock, (ii) 252,897 shares of our common stock issuable upon the exercise of warrants, (iii) 5,330,493 shares of our common stock issuable upon the conversion of our Series C Convertible Preferred Stock, (iv) 2,238,806 shares of our common stock issuable upon the conversion of our Series D Convertible Preferred Stock and (v) 3,197,015 shares of our common stock issuable upon the conversion of convertible notes; and excludes additional shares of preferred stock issuable as accreted preferred dividends pursuant to terms of the Series C and D Convertible Preferred Stock. All of the warrants, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and convertible notes held by Mr. Struve are subject to a 9.99% blocker pursuant to which shares of our common stock may not be issued to the extent that such issuance would cause Mr. Struve to beneficially own more than 9.99% of our common stock. The address of Mr. Struve is 175 West Jackson Blvd., Suite 440, Chicago, IL 60604.

(2)

Includes (i) 560,000 shares of our common stock held directly by Todd Baszucki and (ii) 25,000 shares of our common stock issuable upon the exercise of warrants. The address for Mr. Baszucki is 395 Del Monte Center, Unit 306, Monterey, CA 93940.

(3)	See above for Ronald P. Erickson or entities controlled by Mr. Erickson. The address for Mr. Erickson is 619 Western Avenue, Suite 610, Seattle, WA 98104.

(4)

Consists of (i) 103,998 shares of our common stock, (ii) 2,467,287 shares of our common stock issuable upon the conversion of convertible notes and (iii) 180,048 shares of our common stock issuable upon the exercise of warrants. The address for Lind Global Fund II LP is 444 Madison Street, Floor 41, New York, NY 10022, care of the Lind Partners LLC.

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SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR OUR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our next annual meeting consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals or nominations to be considered timely, they must be received in writing by our Secretary no later than 120 days before the anniversary date on which the Company first sent its proxy materials for the prior year’s annual meeting of stockholders. For such proposals or nominations to be considered in the proxy statement and proxy relating to the 2025 Annual Meeting of Stockholders, they must have been received by us no later than April 15, 2025. Such proposals should be directed to Know Labs, Inc., 619 Western Avenue, Suite 610, Seattle, Washington 98104, Attn: Secretary. Any proposal may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC.

In addition, stockholders intending to present a proposal at our 2025 Annual Meeting of Stockholders must comply with the requirements and provide the information set forth in our second amended and restated bylaws (the “Bylaws”). Under our Bylaws, in order for a stockholder to bring business before an annual meeting of our stockholders (other than the nomination of directors), the stockholder’s notice must be timely received, which means that a proposal must be received by our Secretary at our principal executive offices not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting. Because our 2024 Annual Meeting was scheduled for September 26, 2024, this means that such notice for the 2025 Annual Meeting must be received between June 28, 2025 and July 28, 2025. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or, if notice of the meeting is mailed or the first public announcement of the date of such annual meeting is made less than 75 days prior to the date of such annual meeting, the 15th day following the date on which such notice is mailed or such public announcement of the date of such meeting is first made by the Company, whichever occurs first.

In addition to satisfying the requirements noted above, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that provides the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the prior annual meeting of stockholders (for the 2025 annual meeting, no later than July 28, 2025). If the date of the 2025 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2025 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2025 annual meeting is first made.

OTHER BUSINESS

The Board knows of no matter other than those described herein that will be presented for consideration at the Special Meeting. However, should any other matters properly come before the Special Meeting or any adjournments or postponements thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interest of the Company.

MISCELLANEOUS

The Company will bear all costs incurred in the solicitation of proxies. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, the Internet or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of our capital stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. We have not engaged a proxy solicitor.

26

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials may deliver a single proxy statement and/or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares of capital stock. We will also deliver a separate copy of this Proxy Statement to any stockholder upon written request. Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed below to request delivery of a single copy of these materials in the future. You can notify the Company by sending a written request to Know Labs, Inc., Secretary, 619 Western Avenue, Suite 610, Seattle, Washington 98104, by registered, certified or express mail or by calling the Company at (206) 903-1351.

AVAILABILITY OF ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Ronald P. Erickson

Chairman

Seattle, WA

June 30, 2025

27

Appendix A

FORM OF AMENDMENT TO ARTICLES OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

KNOW LABS, INC., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies as follows:

1. The name of this Corporation is Know Labs, Inc.

2. Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, Section 1 of Article IV of the Articles of Incorporation is hereby amended as follows:

“1. Authorized Capital.  The Corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares of capital stock which this Corporation is authorized to issue is Seven Hundred and Fifty Million (750,000,000) shares of Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.”

3. Except as amended hereby, all other provisions of the Articles of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer of this Corporation as of ____________, 2025.

KNOW LABS, INC.

By:
Ronald P. Erickson
Its: Chief Executive Office

28

Appendix B

AMENDMENT TO THE

KNOW LABS, INC.

2021 EQUITY INCENTIVE PLAN

WHEREAS, Know Labs, Inc., a Nevada corporation (the “Company”) currently maintains and sponsors the Know Labs, Inc. 2021 Equity Incentive Plan, as amended (the “Plan”); and

WHEREAS, Section 17.1 of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in the best interests of the Company to amend the Plan as set forth herein.

NOW, THEREFORE, Section 4.1 of the Plan is hereby amended and restated to read as follows:

“Subject to the provisions of Section 14.1, the maximum aggregate number of Shares that may be issued under the Plan is fifty million 50,000,000,  plus (i) the number of Shares added to the Plan pursuant to Section 4.2 and (ii) the sum of (A) any Shares that, as of the date that stockholders approved this Plan, had been reserved but not issued pursuant to any awards granted under the Company’s 2011 Stock Incentive Plan, as amended (the “2011 Plan”), and (B) any Shares subject to stock options or similar awards granted under the 2011 Plan that, after the date this Plan was approved by stockholders, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2011 Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 189,820.  The Shares may be authorized, but unissued, or reacquired Common Stock.  Without limitation of Section 4.3(d), all such Shares shall be available for grants as Incentive Stock Options.”

Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect. subject to approval by the Company’s stockholders.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the ____ day of __________ 2025, on behalf of the Company.

KNOW LABS, INC.

By: _________________________ Name: _______________________ Title: ________________________

29

PROXY CARD

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/KNW2025SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 23, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76817-S16869

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KNOW LABS, INC.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date